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                                                                    EXHIBIT 23

                       [COOPERS & LYBRAND LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-97398, 333-25643 and 333-18061)
and on form S-8/S-3 (No. 333-20253) of our report dated February 25, 1998, on our audits of the consolidated financial statements of Redwood Trust, Inc. and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





                              /s/ COOPERS & LYBRAND L.L.P.





San Francisco, California
March 12, 1998